UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2007

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13699	95-1778500
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 1, 2007, Raytheon Company issued a press release announcing financial results for the fiscal quarter and year ended December 31, 2006. A copy of the press release is furnished with this report as Exhibit 99.1. The information in this report, including Exhibit 99.1, is furnished in accordance with SEC Release No. 33-8216 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events

On February 1, 2007, the Company issued a press release which reported the following:

Raytheon reported fourth quarter 2006 income from continuing operations of $292 million or $0.65 per diluted share compared to $231 million or $0.51 per diluted share in the fourth quarter 2005. Fourth quarter 2006 income from continuing operations was higher primarily due to improved operating results at Integrated Defense Systems (IDS), Missile Systems (MS), and Network Centric Systems (NCS), partially offset by an after-tax goodwill impairment charge in the Flight Options business of $48 million ($55 million pretax) or $0.11 per diluted share.

As previously announced, Raytheon signed a definitive agreement in December 2006 to sell its wholly owned subsidiary, Raytheon Aircraft Company (RAC). This transaction is subject to customary closing conditions and is expected to close in the first half of 2007. As a result, Raytheon is now reporting RAC as a discontinued operation for all periods presented.

Fourth quarter 2006 net income was $365 million or $0.81 per diluted share compared to $276 million or $0.61 per diluted share in the fourth quarter 2005. Net income for the fourth quarter 2006 included $73 million of income from discontinued operations or $0.16 per diluted share, primarily due to the results of RAC, versus $45 million of income from discontinued operations or $0.10 per diluted share in the fourth quarter 2005. Net income for the fourth quarter 2006 also included an after-tax goodwill impairment charge in the Flight Options business of $48 million ($55 million pretax) or $0.11 per diluted share versus an after-tax goodwill impairment charge of $19 million ($22 million pretax) or $0.04 per diluted share in the fourth quarter 2005. Net sales for the fourth quarter 2006 were $5.7 billion, up 12 percent from $5.1 billion in the fourth quarter 2005, primarily due to IDS, MS and NCS. Operating cash flow from continuing operations for the fourth quarter 2006 was $1.3 billion versus $1.0 billion for the fourth quarter 2005. The increase in the fourth quarter 2006 versus the fourth quarter 2005 was primarily due to reductions in working capital. Net debt was $1.51 billion at year-end 2006 compared with $3.25 billion at year-end 2005. Net debt is defined as total debt less cash and cash equivalents.

In the fourth quarter 2006, the Company adopted Statement of Financial Accounting Standards (SFAS) 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which resulted in a $1.9 billion increase to Liabilities and a $1.3 billion after-tax reduction to Stockholders’ Equity.

For the full year the Company reported income from continuing operations of $1,107 million or $2.46 per diluted share compared to $818 million or $1.80 per diluted share in 2005, primarily due to improved operating results at IDS, MS and NCS combined with lower net interest expense and a reduction in pension expense. The Company reported 2006 net income of $1,283 million or $2.85 per diluted share compared to $871 million or $1.92 per diluted share in 2005. Net income for 2006 included $176 million of income from discontinued operations or $0.39 per diluted share, versus $53 million of income from discontinued operations or $0.12 per diluted share in 2005, primarily related to RAC. Total 2006 net sales for the Company were $20.3 billion compared to $19.0 billion for 2005, an increase of 7 percent, primarily due to IDS, MS and NCS. Operating cash flow from continuing operations was $2.5 billion in 2006 compared to $2.3 billion in 2005. The increase in 2006 versus 2005 is primarily due to higher net income partially offset by higher cash tax payments in 2006.

The Company reported total bookings for the fourth quarter 2006 of $7.8 billion compared to $5.5 billion in the fourth quarter 2005, an increase driven primarily by several bookings at IDS, MS, NCS and Space and Airborne Systems (SAS). The Company reported full-year 2006 bookings of $23.0 billion, up 8 percent compared to $21.3 billion for full-year 2005. The Company ended 2006 with a record backlog of $33.8 billion compared to $31.5 billion at the end of 2005.

Integrated Defense Systems (IDS) had fourth quarter 2006 net sales of $1,189 million, up 14 percent compared to $1,042 million in the fourth quarter 2005, primarily due to growth in DDG 1000 and international programs. IDS recorded $189 million of operating income compared to $154 million in the fourth quarter 2005. The increase in operating income was primarily due to higher volume and program performance improvements on domestic and international programs. During the quarter, IDS booked $558 million for additional development work, including ship integration and detail design, for the U.S. Navy’s DDG 1000 Destroyer program. IDS also booked $419 million for Joint Land Attack Cruise Missile Defense Elevated Netted Sensor System (JLENS) development for the U.S. Army, bringing the total JLENS booking to $1.4 billion.

Intelligence and Information Systems (IIS) had fourth quarter 2006 net sales of $690 million compared to $688 million in the fourth quarter 2005. IIS recorded $63 million of operating income in the fourth quarter 2006 and the fourth quarter 2005. During the quarter, IIS booked $448 million on a number of classified contracts, including $110 million on a major classified contract, bringing the total classified bookings for the year to $1.5 billion.

Missile Systems (MS) had fourth quarter 2006 net sales of $1,316 million, up 17 percent compared to $1,122 million in the fourth quarter 2005, primarily due to a ramp up on Standard Missile, international Advanced Medium-Range Air-to-Air Missile (AMRAAM), and several development programs. MS recorded $138 million of operating income compared to $118 million in the fourth quarter 2005. During the quarter, MS booked $780 million for additional development on the Kinetic Energy Interceptor (KEI) system program for the Missile Defense Agency. MS also booked $271 million for the production of 500 AMRAAM missiles and $117 million for additional development on Standard Missile-3 (SM-3) for the U.S. Navy.

Network Centric Systems (NCS) had fourth quarter 2006 net sales of $1,011 million, up 25 percent compared to $806 million in the fourth quarter 2005, primarily due to growth in the Combat Systems business. NCS recorded $117 million of operating income compared to $89 million in the fourth quarter 2005. The increase in operating income was primarily due to higher volume and program performance improvements. During the quarter, NCS booked $363 million to provide Horizontal Technology Integration (HTI) forward-looking infrared kits and systems to the U.S. Army. NCS also booked $162 million for the production of Improved Target Acquisition System (ITAS) for the U.S. Army and the U.S. Marine Corps.

Space and Airborne Systems (SAS) had fourth quarter 2006 net sales of $1,175 million, up 3 percent compared to $1,145 million in the fourth quarter 2005, primarily due to growth in Airborne Radar Production programs. SAS recorded $159 million of operating income compared to $162 million in the fourth quarter 2005. Operating income was lower primarily due to favorable program profit and cost adjustments recorded in the prior year from certain production programs and a higher current year mix of development programs. During the quarter, SAS booked $182 million for the production of Advanced Targeting Forward Looking Infrared (ATFLIR) pods and spares for the U.S. Navy as well as $135 million to develop a tactical radar for rotary and fixed wing platforms for the U.S. Army. SAS also booked $367 million on a number of classified contracts, including $233 million on a major classified contract, bringing the total classified bookings for the year to $1.5 billion.

Technical Services (TS) had fourth quarter 2006 net sales of $604 million, up 15 percent compared to $525 million in the fourth quarter 2005, primarily due to growth in the Logistics and Training Systems business. TS recorded operating income of $47 million in the fourth quarter of 2006 compared to $39 million in the fourth quarter 2005. During the quarter, TS booked $217 million on a number of Logistics and Training Systems business contracts.

Net sales for the Other segment in the fourth quarter 2006 were $246 million compared to $215 million in the fourth quarter 2005. The segment recorded an operating loss of $61 million in the fourth quarter 2006, which included a pretax goodwill impairment charge in the Flight Options business of $55 million, compared to an operating loss of $51 million in the fourth quarter 2005, which included a pretax goodwill impairment charge of $22 million in the Flight Options business. The $10 million increase in operating loss was due to the Flight Options impairment charge partially offset by improved operating performance.

During the quarter, the Company recorded net income from discontinued operations of $73 million, compared to $45 million in the fourth quarter 2005, primarily related to RAC.

The Company cautions that certain statements in this Form 8-K may constitute forward-looking statements, including information regarding the anticipated sale of Raytheon Aircraft Company, and the Company’s future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the risks associated with the satisfaction of the closing conditions to the RAC transaction; risks associated with the Company’s U.S. government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement, aircraft manufacturing and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; the potential impairment of the Company’s goodwill; risks associated with Flight Options’ ability to compete and meet its financial objectives; risks associated with the general aviation, commuter and fractional ownership aircraft markets; accidents involving the Company’s aircraft; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; risks associated with acquisitions, joint ventures and other business arrangements; the impact of changes in the Company’s credit ratings; risks associated with the potential disruption to RAC’s business during the period prior to the closing of the transaction; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. In addition, these statements do not give effect to the potential impact of any acquisitions, divestitures or business combinations that may be announced or closed after the date of this Form 8-K. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this Form 8-K or to update them to reflect events or circumstances occurring after the date of this report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Raytheon Company dated February 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: February 1, 2007	By:	/s/ David C. Wajsgras
David C. Wajsgras
Senior Vice President and Chief Financial Officer